UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

927 Canada Ct.

City of Industry, CA 91748

(Address of principal executive office)

(626) 839-9998

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Derek Yu – Resignation

On June 23, 2017, Mr. Derek Yu resigned as Cloud Security Corporation’s (the “Company”) Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Chairman of the Board of Directors (the “Board”) effective immediately. Mr. Yu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

The Board approved and accepted Mr. Yu’s resignation from such positions on June 23, 2017.

Jie Lai – Resignation

On June 23, 2017, Ms. Jie Lai resigned as the Company’s Director effective immediately. Ms. Lai’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

The Board approved and accepted Ms. Lai’s resignation as a Director on June 23, 2017.

Michael R. Dunn – Appointment

On June 23, 2017, the Board appointed Mr. Michael R. Dunn, age 65, as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Chairman of the Board to serve until the next annual meeting and until his successor is duly appointed. Mr. Dunn is also the Company’s Director and has served in such position since February 11, 2015.

The biography for Mr. Dunn is set forth below:

Mr. Dunn is an experienced business leader and executive with extensive experience managing and operating public companies. Mr. Dunn has served as Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of Global Future City Holding Inc. (OTCQB: FTCY) (fka FITT Highway Products, Inc.) since May 28, 2008 until present. From December 1995 through 2010, Mr. Dunn was the Chief Executive Officer of Bankers Integration Group, Inc., an e-commerce company serving the automotive finance and insurance industry. In mid-1995 through 2006, Mr. Dunn started a company that generated a $60 million auto portfolio which later sold the paper to a subsidiary of General Motors. Mr. Dunn interfaced with the top CEOs of automotive companies, including Harold Poling, the former CEO and Chairman of Ford Motor Company, and Bob Eaton, the former Chairman and CEO of Daimler Chrysler. Mr. Dunn secured $22.2 million in equity financing for the Company, plus an additional $20.8 million and $1.9 million in debt and lease financing, respectively. Bankers Integration Group, Inc. filed for Chapter 11 bankruptcy protection in October of 2007, and Mr. Dunn acted as the Trustee and coordinated the sale of the assets. The case was closed on November 17, 2010. Mr. Dunn also served as Chairman and Chief Executive Officer of Mountaineer Gaming, a gaming and entertainment company, where he coordinated the design and implementation of a $10 million renovation of the racetrack, and put into service over 700 new video lottery machines. The park had over 450 employees while Mr. Dunn was Chairman and CEO of the public company. He was instrumental in raising investor capital of approximately $17 million, plus an additional $17 million in construction loan and equipment lease financing. Mr. Dunn has vast experience as being the owner, manager, and director of various businesses, both large and small. Mr. Dunn attended La Crosse State University, Wisconsin, in business and has extensive training in business management and leadership.

Family Relationships

Mr. Dunn is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2017	CLOUD SECURITY CORPORATION

/s/ Michael R. Dunn
Name: Michael R. Dunn
Title: Chief Executive Officer

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